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                                                                   EXHIBIT 23.2
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                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS



         As independent petroleum consultants, Ryder Scott Company hereby consents to (i) the reference to our Firm as experts, (ii) the summarization of our report entitled "Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests of HarCor Energy, Inc. as of January 1, 1996," as detailed in Form 10-K for the year ended December 31, 1995 for HarCor Energy, Inc. filed with the Securities and Exchange Commission in March, 1996 and (iii) the incorporation by reference of such Form 10-K in the Registration Statement on Form S-8 relating to the HarCor Energy, Inc. 1992 Non-Employee Directors' Stock Option Plan filed with the Securities and Exchange Commission on or about April 1, 1996 and any amendment thereto that incorporates by reference such Form 10-K.




                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS


Houston, Texas
March 29, 1996